UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2011

ASTORIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On May 18, 2011, Astoria Financial Corporation (the “Company”) filed a Current Report on Form 8-K to report on the voting results of its annual meeting of shareholders held on May 18, 2011 (the “Meeting”), including, among other matters, the results of the non-binding advisory vote regarding the frequency of future shareholder advisory votes on the compensation paid to the Company’s named executive officers. On May 25, 2011, the Company filed an Amendment on Form 8-K/A to correct and accurately reflect the Broker Non-Votes reported for each proposal at the Meeting.

The Company is filing this Amendment No. 2 on Form8-K/A solely to update, in accordance with Item 5.07(d) of Form 8-K, the disclosures made regarding the vote on the frequency of future shareholder advisory votes on named executive officer compensation.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, the Company’s shareholders voted, in a non-binding advisory vote, for an advisory vote on named executive officer compensation to be held every year, rather than every two or every three years, consistent with the recommendation of the Company’s Board of Directors (the “Board”). In light of such vote and consistent with the Board’s recommendation set forth in the Proxy Statement for the Meeting, the Company intends to hold a shareholder advisory vote on named executive officer compensation every year, until such time as another advisory vote is held, in accordance with Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, on the frequency of advisory votes on named executive officer compensation.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astoria Financial Corporation

By:	/s/ Peter J. Cunningham
Peter J. Cunningham First Vice President and Director of Investor Relations

Dated: April 20, 2012

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